Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form S-1/A of our report dated April 15, 2008, relating to the financial statements of Hainan Jien Intelligent Engineering Co., Ltd. (the “Company”) for the year ended December 31, 2007 which appears in such registration statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Goldman Kurland and Mohidin LLP
Encino, California
September 23, 2010